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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Registration Statement of SoftKey International Inc. on Form S-3 of our report dated September 30, 1992 (except for Note 12, for which the date is October 12, 1992) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty in connection with an arbitration proceeding) relating to the financial statements of Spinnaker Software Corporation (not presented separately herein) in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 7, 1995